UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019 (July 22, 2019)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 3.03 — Material Modification to Rights of Security Holders

Second Amended and Restated Dividend Reinvestment Plan

In connection with Owl Rock Capital Corporation’s (the “Company”) initial public offering and listing (the “IPO”) of common stock, par value $0.01 per share (“Common Stock”), on the New York Stock Exchange (the “NYSE”) the Company’s board of directors (the “Board”) approved a second amended and restated dividend reinvestment plan (the “New DRIP”) which became effective on July 22, 2019, concurrent with the IPO.

Pursuant to the New DRIP, the Company will reinvest all cash distributions declared by the Board on behalf of shareholders who do not elect to receive their distribution in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of the New DRIP will have their cash distributions automatically reinvested in additional shares of Common Stock as described below, rather than receiving the cash dividend or other distribution.

If newly issued shares are used to implement the New DRIP, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a shareholder by the market price per share of the Common Stock at the close of regular trading on the NYSE on the payment date of a distribution, or if no sale is reported for such day, the average of the reported bid and ask prices. However, if the market price per share on the payment date of a cash dividend or distribution exceeds the most recently computed net asset value per share, the Company will issue shares at the greater of (i) the most recently computed net asset value per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeded the most recently computed net asset value per share). For example, if the most recently computed net asset value per share is $15.00 and the market price on the payment date of a cash dividend is $14.00 per share, the Company will issue shares at $14.00 per share. If the most recently computed net asset value per share is $15.00 and the market price on the payment date of a cash dividend is $16.00 per share, the Company will issue shares at $15.20 per share (95% of the current market price). If the most recently computed net asset value per share is $15.00 and the market price on the payment date of a cash dividend is $15.50 per share, the Company will issue shares at $15.00 per share.

If shares are purchased in the open market to implement the New DRIP, the number of shares to be issued to a shareholder shall be determined by dividing the dollar amount of the cash dividend payable to such shareholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend.

The foregoing summary of the New DRIP is qualified in its entirety by the full text of the New DRIP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 — Other Events

Company Repurchase Plan

On July 22, 2019, the Company entered into a stock repurchase plan (the “Company 10b5-1 Plan”), to acquire up to $150 million in the aggregate of the Company’s common stock at prices below its net asset value per share over a specified period, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. The Company put the Company 10b5-1 Plan in place because it believes that, in the current market conditions, if its common stock is trading below its then-current net asset value per share, it is in the best interest of its shareholders for it to reinvest in its portfolio.

The Company 10b5-1 Plan is intended to allow the Company to repurchase its common stock at times when it  otherwise might be prevented from doing so under insider trading laws. The Company 10b5-1 Plan requires Goldman Sachs & Co. LLC, as the Company’s agent, to repurchase shares of common stock on the Company’s behalf when the market price per share is below the most recently reported net asset value per share (including any updates, corrections or adjustments publicly announced by the Company to any previously announced net asset value per share). Under the Company 10b5-1 Plan, the agent will increase the volume of purchases made as the price of its common stock declines, subject to volume restrictions. The timing and amount of any stock repurchases will depend on the terms and conditions of the Company 10b5-1 Plan, the market price of the Company’s common stock and trading volumes, and no assurance can be given that any particular amount of common stock will be repurchased.

The purchase of shares pursuant to the Company 10b5-1 Plan is intended to satisfy the conditions of Rule 10b5-1 and Rule 10b-18 under the Exchange Act, and will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances. The Company 10b5-1 Plan is intended to commence 30 calendar days after the closing of this offering and terminate upon the earliest to occur of (i) 18-months (tolled for periods during which the Company 10b5-1 Plan is suspended), (ii) the end of the trading day on which the aggregate purchase price for all shares purchased under the Company 10b5-1 Plan equals $150,000,000 and (iii) the occurrence of certain other events described in the Company 10b5-1 Plan.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Second Amended and Restated Dividend Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

July 24, 2019	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and Chief Financial Officer